CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 25, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Reports to Shareholders of Columbia Short-Term Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Asset Allocation Fund II, Columbia Small Cap Growth Fund II, Columbia Large Cap Core Fund, Columbia Marsico Growth Fund, Columbia Marsico Focused Equities Fund, Columbia International Value Fund, Columbia High Income Fund, Columbia Short Term Bond Fund, Columbia Total Return Bond Fund, Corporate Bond Portfolio, Mortgage- and Asset-Backed Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income & Growth Portfolio, Columbia LifeGoal Income Portfolio, Columbia Masters International Equity Portfolio, Columbia Masters Global Equity Portfolio and Columbia Masters Heritage Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 30, 2007